Exhibit 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of February 1, 2021 (the “Amendment Effective Date”), by and between Eyenovia, Inc., a Delaware corporation (the “Company”) and Michael M. Rowe (the “Executive”).

WITNESSETH:

WHEREAS, Executive and the Company entered into an Executive Employment Agreement dated as of February 15, 2019 (the “Employment Agreement”) pursuant to which Executive initially served as the Company’s Vice President, Marketing and then Vice President, Commercial;

WHEREAS, Executive and the Company wish to alter certain terms of the Employment Agreement with regard to Executive’s title and base salary; and

WHEREAS, in light of the foregoing, Executive and the Company desire to mutually and voluntarily amend the Employment Agreement pursuant to the terms as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.                  AMENDMENT TO SECTION 3 OF THE EMPLOYMENT AGREEMENT. Effective as of the Amendment Effective Date, Section 3 of the Employment Agreement is modified by deleting the existing Section 3 in its entirety and replacing it with a new Section 3 as follows:

3.       POSITION AND DUTIES. During the Term, Executive will be engaged as Chief Operating Officer of the Company reporting to the Company’s Chief Executive Officer (the “CEO”), and his authority, duties and responsibilities will be commensurate in all material respects with the authority, duties and responsibilities for such a position and such other duties and responsibilities as reasonably determined by the CEO in his sole discretion. This position is exempt from the overtime payment provisions of the Fair Labor Standards Act.

2.                  AMENDMENT TO SECTION 5(a) OF THE EMPLOYMENT AGREEMENT. Effective as of the Amendment Effective Date, Section 5(a) of the Employment Agreement is modified by deleting the existing Section 5(a) in its entirety and replacing it with a new Section 5(a) as follows:

(a)       BASE SALARY. Executive shall receive as compensation a base salary at the rate of no less than Three Hundred Sixty Thousand Dollars ($360,000) per year (the “Base Salary”), minus any federal, state and local payroll taxes and other withholdings legally required or properly requested by Executive, paid semi-monthly on the Company’s regularly scheduled paydays in accordance with the Company’s regular payroll practices and procedures.

3.                  REMAINDER OF EMPLOYMENT AGREEMENT. Except as expressly set forth in this Amendment, the provisions of the Employment Agreement remain in full force and effect, in their entirety, in accordance with their terms.

4.                  MISCELLANEOUS. This Amendment will be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles. The parties agree that this Amendment may only be modified in a writing executed by both parties. This Amendment will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Executive Employment Agreement to be effective as of the day and year first above written.

EXECUTIVE:	COMPANY:

Eyenovia, Inc.

/s/ Michael M. Rowe	By:	/s/ Tsontcho Ianchulev
Michael M. Rowe		Tsontcho Ianchulev
Chief Executive Officer